UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On June 8, 2023, WaveDancer, Inc. (the “Company”) received a delisting determination letter (the “Determination Letter”) from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that since the Company did not regain compliance with Nasdaq’s minimum bid price requirement by maintaining a minimum closing bid price of $1.00 for at least ten consecutive business days between December 9, 2022 and June 7, 2023, the Company’s common stock is subject to delisting from The Nasdaq Capital Market. The Determination Letter further noted that, unless the Company requested an appeal of Nasdaq’s determination, trading of the Company’s common stock on The Nasdaq Capital Market will be suspended at the opening of business on June 20, 2023, and a Form 25-NSE would be filed with the SEC removing the Company’s securities from listing and registration on The Nasdaq Capital Market. As discussed further below, the Company will request a hearing to appeal the delisting determination and present its plan to regain compliance for continued trading on the Nasdaq Capital Market.

The Company previously disclosed that on December 9, 2022, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business day period between October 27, 2022 and December 8, 2022, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq’s Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2).

In its December 9, 2022 letter, Nasdaq advised the Company that it would be afforded an additional 180 day compliance period, provided that on the 180th day of the Compliance Period it met the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Capital Market (except the bid price requirement) and notified Nasdaq of its intent to cure the deficiency. While the Company did notify Nasdaq of our intent to cure the bid price deficiency and did request an additional 180-day compliance period, Nasdaq determined that the Company was not in compliance with all of the applicable standards for initial listing on the Capital Markets, specifically the requirement under the equity standard of rule 5505(b)(1) requiring stockholders’ equity of at least $5,000,000. In its Form 10-Q as of and for the three months ended March 31, 2023, the Company reported total stockholders’ equity of $2,371,318.

Also, On June 2, the Company was notified by Nasdaq that it was out of compliance with Nasdaq’s continued listing requirements because as of March 31, 2023, our reported stockholders’ equity of $2,371,318 was below the minimum requirement of $2,500,000. As of that date the Company also did not meet either of the alternative requirements of market value of listed securities or net income from continuing operations. Under Nasdaq rules, the Company has 45 days to submit a plan to regain compliance and, if our plan is accepted, will have 180 days from June 2, 2023 to evidence compliance. The Company intends to submit a plan to regain compliance with Nasdaq’s continuing listing requirement for stockholders’ equity, as discussed below.

With respect to the June 8, 2023 delisting determination letter, the Company intends to timely request a hearing before the Nasdaq Hearings Panel (the “Panel”) to present its plan for regaining compliance with the required minimum stockholders’ equity, the minimum bid price requirement, and all other applicable listing requirements. The hearing request will stay the suspension and delisting of the Company’s securities pending a decision by the Panel. The Panel may, in its discretion, grant the Company an additional 180-day compliance period to regain compliance and maintain its Nasdaq listing; however, there can be no assurance that the Panel will grant such additional time.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaveDancer, Inc.
Date: June 8, 2023	By:	/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer